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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
---------------------

Contact: Stephen L. Sanetti, Senior Executive Vice President and General Counsel of Sturm, Ruger & Company, (203) 259-7843

                       RETIREMENT OF ERLE G. BLANCHARD
                       -------------------------------

        Southport, CT - April 30, 2003 - Sturm, Ruger & Company, Inc. (NYSE:
RGR) announced today the resignation of Erle G. Blanchard as Vice Chairman, President, Chief Operating Officer, Treasurer and Director, effective immediately. He served in these capacities since October 24, 2000. He is retiring from the Company as of April 30, 2003 for personal reasons unrelated to the performance of his duties at the Company. The Board of Directors will appoint a successor at its next meeting on May 6, 2003.

                            _____________________


        Sturm, Ruger is the nation's leading manufacturer of high-quality firearms for recreation and law enforcement, and a major producer of precision steel and titanium investment castings components for consumer industries. Sturm, Ruger is headquartered in Southport, CT, with plants and foundries located in Newport, NH and Prescott, AZ.


                         STURM, RUGER & COMPANY, INC.

                    "Arms Makers for Responsible Citizens"

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